Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fiscal 2022 Financial Results

Backlog grows to $47.3 Million

Westminster, MA – July 13, 2022 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the fiscal year 2022 ended March 31, 2022.

“Fiscal 2022 net sales were $22.3 million or 43% higher when compared to $15.6 million in fiscal 2021,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Our financials for fiscal 2022 included seven months of business activity from our Stadco subsidiary, which was acquired on August 25, 2021. With our successful acquisition of Stadco, a prime turnaround acquisition, our sharp focus is on shepherding cash, rebuilding customer and supplier relationships, establishing operational discipline and growing the backlog. We successfully grew the backlog to $47.3 million at March 31, 2022, significantly enabled by successes in rebuilding customer and supplier relationships. We expect to deliver the backlog over the course of the next two to three fiscal years. We expect one-time costs related to the acquisition of Stadco to decrease materially, and we expect margins to gradually improve in future quarters.”

“We are pleased and encouraged by the results of our focus, and our path forward is clear: rebuild Stadco back to profitability with disciplined and sustainable actions, including specific initiatives to right-size costs and ‘do it right the first time,’ improving operational accountability and reducing unplanned overtime,” added Mr. Shen. “We believe these improvements coupled with the material increase in our backlog provide a solid base to grow the Company.”

The following summary compares fiscal 2022 to fiscal 2021 for the fourth quarter and full year results:

Fiscal 2022 Fourth Quarter Consolidated Financial Results

•	Net sales were $7.6 million, or 88% higher, due primarily to $2.7 million of added revenue from Stadco.
•	Cost of sales were $6.4 million, or $3.3 million higher, due primarily to additional cost of sales at Stadco.
•	Gross profit was $1.1 million, or $0.2 million higher when compared to the same quarter last year; however, gross margin percentage was lower because of an unfavorable production mix and unabsorbed factory overhead at Stadco.
•	SG&A was $1.4 million, an increase of $0.8 million, primarily due to the added Stadco SG&A, and increased spending for outside advisory services and travel related to the Stadco acquisition.
•	Operating loss was $273,000, compared to operating income of $298,000, in the same quarter a year ago.
•	Interest expense increased to $88,000 from $43,000 in the same prior year period as we added new debt to fund the Stadco acquisition and working capital for the first seven months of operations.

•	As a result of the above, loss before income taxes was $402,000 compared to income before income taxes of $259,000 in fiscal 2021.

Fiscal 2022 Full-Year Consolidated Financial Results

•	Net sales were $22.3 million or 43% higher, compared to $15.6 million in fiscal 2021, due primarily to $7.8 million of new revenue from Stadco, offset in part by $1.0 million decline in sales at Ranor. The Ranor sales decline was due to lower project activity in the precision industrial sector as the Company replenishes backlog following a period of above normal revenue in fiscal 2021
•	Cost of sales increased by $6.8 million when compared to fiscal 2021, primarily due to $7.8 million of cost of sales at Stadco, offset in part by lower cost of sales at Ranor.
•	Gross profit was $3.4 million, lower by 2.5%, compared to $3.5 million in fiscal 2021.
•	SG&A increased by $2.1 million, including the addition of Stadco’s SG&A for $1.1 million and one-time expense of $0.7 million for outside advisory fees related to the Stadco acquisition.
•	Operating loss was $1.6 million compared to operating income of $623,000 in the same period a year ago.
•	Interest expense was higher by 33% as we added new debt for the Stadco acquisition and new borrowing under our revolver loan.
•	We recorded a non-taxable gain of $1.3 million for loan forgiveness under the Paycheck Protection Program.
•	Loss before income taxes was $542,000 in fiscal 2022 compared to income before income taxes of $426,000 in fiscal 2021.

Financial Position

On March 31, 2022, TechPrecision had $1.1 million in cash and cash equivalents, a decrease of $1.0 million since March 31, 2021. Working capital was $2.8 million at March 31, 2022 compared to $5.2 million at March 31, 2021. The Company has access to additional capital via its existing revolver loan should management determine it needs to bolster liquidity.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Wednesday, July 13, 2022. To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision and enter code 733316. A replay will be available until Wednesday, July 27, 2022. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 45893.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/45893.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to change the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, Russia’s invasion of Ukraine, high inflation and increasing interest rates, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general industry and market conditions and growth rates; unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). The results presented in this release are preliminary and subject to revision until the Company files its Annual Report on Form 10-K for the fiscal year ended March 31, 2022. Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

-- Tables Follow --

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Net sales	$7,561,531	$4,029,382	$22,282,495	$15,595,558
Cost of sales	6,426,407	3,096,416	18,905,938	12,131,274
Gross profit	1,135,124	932,966	3,376,557	3,464,284
Selling, general and administrative	1,407,907	635,297	4,938,086	2,841,036
(Loss) income from operations	(272,783)	297,669	(1,561,529)	623,248
Other (expense) income	(41,775)	3,363	(28,385)	4,600
Interest expense	(87,881)	(42,452)	(269,375)	(202,337)
PPP loan forgiveness	--	--	1,317,100	--
Total other (expense) income	(129,656)	(39,089)	1,019,340	(197,737)
(Loss) income before income taxes	(402,439)	258,580	(542,189)	425,511

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Years Ended March 31,
	2022	2021
Net cash provided by operating activities	257,839	635,850
Net cash used in investing activities	(8,734,814)	(607,931)
Net cash provided by financing activities	7,398,404	1,172,049
Effect of exchange rate on cash and cash equivalents	--	(113)
Net (decrease) increase in cash and cash equivalents	(1,078,572)	1,199,855
Cash and cash equivalents, beginning of period	2,130,711	930,856
Cash and cash equivalents, end of period	$1,052,139	$2,130,711

#